UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2010

CDEX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49845	52-2336836
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4555 South Palo Verde, Suite 123 Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 745-5172
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 30, 2010, CDEX, Inc. (“CDEX”, or “Company”) entered into an Exclusive Distribution Agreement (“Agreement”) effective August 20, 2010, with a number of signatories including PEMCO, LLC and Messrs. Peter Maina, Thomas Payne (a Director of the Company), Robert Stewart, Milton Datsopoulos and Scott Newby (“the “Signatories”). The Agreement grants an exclusive United States distribution rights for all products developed by CDEX for application in the field of Oncology. The term of the Agreement is five (5) years from the Effective Date of the Agreement. The company is opening the financing tranche for $1.5 million, of which we have received commitments for $430,000, we will continue to raise money under this agreement.

Forms of the Exclusive Distribution Agreement is filed as Exhibit 99.1 with this Current Report on Form 8-K and are incorporated herein; the summary of this document set forth above is qualified by reference to such exhibits.

ITEM 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No. Exhibit Description

99.1 Exclusive Oncology Agreement

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDEX INC.

Date: September 1, 2010	By:	/s/ Stephen McCommon
Stephen McCommon, CFO